UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008

The Sagemark Companies Ltd.
(Exact name of Registrant as Specified in its Charter)

New York	0-4186	13-1948169
(State or other jurisdiction	(Commission File No.)	(IRS EIN)
of incorporation)

1285 Avenue of the Americas, 35th Floor, New York, New York 10019
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (212) 554-4219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Consistent with the Company’s divestiture plan reported in February 2008, which the Company implemented as a consequence of a number of factors, including its inability to service its substantial outstanding secured indebtedness to its equipment lenders, the Company terminated all of its PET and PET/CT imaging center operations and is terminating its premise lease agreements with various landlords for the facilities leased by it for the operation of such centers. The Company does not have the financial resources necessary to meet its financial obligations under any of such lease agreements.

Accordingly, the Company entered into an agreement with the landlord of the premises located at 119 North Park Avenue, Rockville Centre, New York (the “Lease Assignment Agreement”), dated as of July 16, 2008, pursuant to which, all of the Company’s obligations thereunder were terminated, including its obligations for the payment of future rent for such premises aggregating approximately $420,000. As previously reported the Company has entered into lease termination agreements or assigned to third parties its obligation under other lease agreements relating to its terminated imaging centers. The Company contemplates entering into similar agreements with its remaining landlords for other facilities leased by it as a consequence of its financial inability to meet its obligations under such leases.

Item 2.01 Completion of Acquisition or Disposition of Assets

The Company and four of its subsidiaries that own or operate medical diagnostic imaging centers in which the Company has an interest that operated in East Setauket, New York, Parsippany, New Jersey, Wichita, Kansas and Hialeah, Florida have secured equipment financing agreements which are not current in their debt service obligations nor in compliance with various debt covenants thereunder, as previously disclosed by the Company.

Consistent with prior disclosures with respect to the Company’s divestiture plan, the Company agreed with its secured equipment lenders to the repossession, removal and private sale of all of the medical imaging and related equipment and systems located in all four of such centers. Although the equipment lenders which repossessed such equipment and systems have or are disposing of same pursuant to rights granted to them under such financing agreements, the Company will remain liable to such secured lenders for any deficiencies between the amount of the outstanding indebtedness due to such lenders and the amounts recovered by such lenders from any such repossession sales. As of the date of this Report, the imaging equipment and systems from three of the four facilities have been sold in private sales by an equipment lender or agent for an equipment lender resulting in their receipt of aggregate net proceeds of approximately $45,000, which was credited against the Company’s outstanding indebtedness to such lenders. The Company’s remaining outstanding indebtedness to such secured lenders, net of such amount, is approximately $4,000,000. Such amount will be reduced to the extent of any net proceeds received by the equipment lender in a private sale of the one remaining imaging equipment and system which was recently repossessed by such lender. The Company has been informed by such lender that it seeking to recover a maximum of $1,000,000 (before deducting all expenses incurred by it in connection with such private sale), which net amount, if and to the extent recovered, will reduce but not eliminate the aforementioned $4,000,000 of outstanding secured indebtedness due to the Company’s equipment lenders. Given the modest amount of proceeds recovered from the prior private sales of similar repossessed equipment and systems referred to above, there can be no assurance as to the amount to be recovered in the last of such private sales. The Company is without any resources to satisfy any deficiency judgment that may be obtained against it by such equipment lenders.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 9, 2008, the Company was served with a Summons and Complaint filed against it by LaVilla Partners, II, LLP (the “Plaintiff”) in connection with a premises lease of certain premises in Jacksonville, Florida with respect to a PET/CT diagnostic imaging facility that the Company had at one time planned to establish. Such premises lease was entered into on May 5, 2006, prior to the construction of the building in which the imaging facility was to be located. The facility was never established by the Company or occupied by it. Subsequent to such date (and prior to the building being completed in early 2008), the Company repeatedly advised the Plaintiff that it did not have the financial resources to establish or operate the facility or comply with the terms and conditions of such lease. Although the Company believes it had significant meritorious defenses and counterclaims with respect to such action, which include, but are not limited to, fraud, the Company lacked the financial recourses to defend any such action and, as a result, did not file any responsive pleadings.

As a result thereof, on July 2, 2008, the Plaintiff obtained a default judgment against the Company in the amount of $1,526,393. On July 9, 2008, the Plaintiff filed a motion seeking an award of attorney’s fees and costs, a copy of which was served on the Company on July 14, 2008.

The Company does not have the resources to satisfy such judgment nor respond to such motion filed by the Plaintiff. Moreover, notwithstanding the significant secured indebtedness of the Company with priority over such judgment creditor, if such judgment creditor pursues efforts to collect such judgment, such action may force the Company to seek bankruptcy protection.

As of the date of this Report, the Company, and its subsidiaries, have secured creditors, (i.e. principally equipment lenders) that are owed approximately $4,300,000 and unsecured creditors that are owed approximately $3,131,000, none of which the Company has the financial resources to satisfy.

Item 5.03 Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

As a result of the April 29, 2008 resignation of the Company’s Board of Directors and its President and Chief Executive Officer, George W. Mahoney, the Company’s Chief Financial Officer, became the Company’s interim President and Chief Executive Officer and the sole member of the Company’s Board of Directors. Mr. Mahoney is currently the sole officer and director of the Company.

In connection therewith, on May 8, 2008, the Company amended and restated its Bylaws providing for a one member Board of Directors.

Item 8.01 Other Events

On July 2, 2007, the Company issued a promissory note in the principal amount of $272,025 (the “Note”) to Robert L. Blessey, Esq., General Counsel to the Company. The Company has defaulted on its payment obligations under the Note. In order to avoid acceleration of the Note, the Company has agreed to grant Robert L. Blessey, Esq. a security interest in its assets and the assets of Premier P.E.T. Imaging International, Inc., its wholly owned subsidiary.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.01	Amended and Restated Bylaws of The Sagemark Companies Ltd. dated as of May 8, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SAGEMARK COMPANIES LTD.

By: /s/ George W. Mahoney
George W, Mahoney, President and
Chief Executive Officer

Date: July 17 2008

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).